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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest Event Reported): May 2, 2001

                        LIBERTY FINANCIAL COMPANIES, INC.
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             (Exact name of registrant as specified in its charter)

                                  Massachusetts
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                    (State of incorporation or organization)

               1-13654                                  04-3260640
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       (Commission File Number)                      (I.R.S. Employer
                                                    Identification No.)

 600 Atlantic Avenue, Boston, Massachusetts                    02210-2214
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   (Address of Principal Executive Office)                     (Zip Code)

       Registrant's telephone number, including area code: (617) 722-6000
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ITEM 5.  OTHER EVENTS.

            On May 2, 2001, Liberty Financial Companies, Inc., a Massachusetts corporation (the "Company"), and Liberty Financial Services, Inc., a Massachusetts corporation and a wholly owned subsidiary of the Company ("LFS"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Sun Life Assurance Company of Canada, a Canadian insurance corporation ("Sun Life"). Pursuant to the Stock Purchase Agreement, the Company and LFS agreed to sell, and Sun Life agreed to purchase (the "Sale"), all of the issued and outstanding shares of capital stock of certain direct and indirect subsidiaries of the Company and LFS constituting the Company's annuity and bank marketing businesses for an aggregate purchase price of approximately $1.7 billion. The Sale is subject to customary conditions to closing, including without limitation receipt of approvals by various state insurance regulators in the U.S., certain regulatory authorities in the U.S. and Canada and the Company's shareholders. In connection with the execution of the Stock Purchase Agreement, Liberty Mutual Insurance Company, the Company's controlling stockholder, entered into an agreement to vote in favor of the Sale. The foregoing description of the Stock Purchase Agreement and the Sale is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is included as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference.

            On May 3, 2001, the Company issued a press release announcing the signing of the Stock Purchase Agreement and stating, among other things, that it is continuing to explore strategic alternatives for its remaining asset management business and has instructed Credit Suisse First Boston to continue to seek a buyer for that business. The Company added that there is no assurance that the continued exploration of strategic alternatives with respect to the asset management business will succeed or result in a transaction on attractive terms or at all. The Company expects to have no further comment on the balance of its strategic review prior to its completion.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  Exhibit No.                Description
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                  99.1                       Stock Purchase Agreement


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            LIBERTY FINANCIAL COMPANIES, INC.

                  Date: May 3, 2001         By: /s/ J. Andrew Hilbert
                                                ---------------------------
                                                J. Andrew Hilbert
                                                Chief Financial Officer


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                                  EXHIBIT INDEX


                 Exhibit No.                   Description
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                 99.1                          Stock Purchase Agreement